THIRD
AMENDMENT
TO THE
MANAGEMENT AGREEMENT

This third amendment to (this "Amendment") to that certain Management Agreement dated January 25, 2008 as amended by the Amendment to the Management Agreement, dated April 30, 2008, and as further amended by the second Amendment to the Management Agreement, dated May 30, 2008 (collectively, the "Agreement") is made and entered into as of the 6th day of September, 2008, by and among AMERICAN REALTY CAPITAL TRUST, INC., a Maryland corporation (the "Company"), AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "OP", and together with the Company, the "Owner"), ARC ROCK17MA LLC, a Delaware limited liability company (the "Rockland Owner"), and ARC WBPCFL0001, LLC, a Delaware limited liability company (the "National City Owner") and AMERICAN REALTY CAPITAL PROPERTIES, LLC, a Delaware limited liability company (the "Manager").

WHEREAS, the OP was organized to acquire, own, operate, lease and manage real estate properties on behalf of the Company;

WHEREAS, the National City Owner is a subsidiary of the OP and was organized to acquire, own, operate, lease and manage a National City branch real estate property, identified in Exhibit A hereto, on behalf of the Company (the "National City Property");

WHEREAS, the Company intends to continue to raise money from the sale of its common stock to be used, net of payment of certain offering costs and expenses, for investment in the acquisition or rehabilitation of income-producing real estate to be acquired and held by the Company, by the OP or by the Rockland Owner or the National City Owner on behalf of the Company; and

WHEREAS, Owner, the Rockland Owner and the National City Owner wish to retain Manager to manage and coordinate the leasing of the real estate properties acquired by Owner, Rockland Owner and the National City Owner, and the Manager wishes to be so retained, all under the terms and conditions set forth in this Management Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1.	Section 1.11 will be replaced in its entirety with the following:

"Properties means all real estate properties owned by Owner and all tracts as yet unspecified but to be acquired by Owner containing income-producing Improvements or on which Owner will rehabilitate income-producing Improvements, the Rockland Properties and the National City Property. Properties shall be classified under four categories, residential, retail, industrial and office properties."

2.	With respect to the National City Property alone, all references to Owner herein shall be deemed to include the National City Owner.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AMERICAN REALTY CAPITAL TRUST, INC., a Maryland corporation

By:	/s/ William M. Kahane
Name:
Title:

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital Trust, Inc., its General Partner

By: /s/ William M. Kahane
Name:
Title

AMERICAN REALTY CAPITAL PROPERTIES, LLC, a Delaware limited partnership

By: /s/ William M. Kahane
Name:
Title:

ARC ROCK17MA LLC, a Delaware limited partnership

By: /s/ William M. Kahane
Name:
Title:

ARC WBPCFL0001, LLC, a Delaware limited partnership

By:	American Realty Capital Operating Partnership, L.P., its sole member

By:	American Realty Capital Trust, Inc., its general Partner

By: /s/ William M. Kahane
Name:
Title:

Third Amend. to Management Agreement

EXHIBIT A

REAL PROPERTY OWNED BY ARC WBPCFL000l, LLC

175 Cypress Point Parkway, Palm Coast, FL